Exhibit 99.14
                                 -------------
                Computational Materials and/or ABS Term Sheets

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Count            SumOfcurrbal
-----------------------------
  97             $35,771,847




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Count            SumOfcurrbal        ZIP           CITY            % of Group 2
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  30             $7,814,864                      LAS VEGAS             2.32
  10             $4,834,873                      LOS ANGELES           1.43
  11             $3,849,043                      MIAMI                 1.14
   8             $3,751,157                      SAN DIEGO             1.11
   8             $2,913,958                      RIVERSIDE             0.86
   6             $2,707,915                      SAN JOSE               0.8
   6             $2,569,579                      ELK GROVE             0.76
   5             $2,491,837                      CHULA VISTA           0.74
   8             $2,469,621                      SACRAMENTO            0.73
   5             $2,369,000                      SANTA ANA              0.7